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Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

INNOVATIVE MICRO TECHNOLOGY

        Pursuant to the Offer to Exchange Outstanding Options, dated March 28, 2005.

        The offer and withdrawal rights expire at 5:00 p.m., California time, on April 27, 2005, unless the offer is extended.

        This Letter of Transmittal and any accompanying documents should be delivered to the following address:

  To:
  Innovative Micro Technology, Inc.
  75 Robin Hill Road
  Goleta, California 93117
  Attention: Peter T. Altavilla
                  Corporate Secretary
  Telephone: (805) 681-2800
  Facsimile: (805) 967-2677

        Delivery of this letter of transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

        You must return this letter of transmittal whether or not you elect to tender your options.

        Pursuant to the terms and subject to the conditions of the Offer to Exchange dated March 28, 2005 and this letter of transmittal, I hereby elect to tender the options to purchase shares of common stock, par value $0.0001 per share, listed on Schedule A to this letter of transmittal.

☐
Check this box if you are submitting a new letter of transmittal to change the election you made on a previous letter of transmittal.

To: Innovative Micro Technology, Inc.

        Upon the terms and subject to the conditions set forth in the offer to exchange outstanding options dated March 28, 2005 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this letter of transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Innovative Micro Technology, Inc., a Delaware corporation ("IMT"), the options to purchase shares ("Option Shares") of common stock, par value $0.0001, of IMT (the "Common Stock") specified on Schedule A to this Letter (the "Tendered Options") in exchange for new options (the "New Options") to purchase shares of Common Stock equal in number to the same number of Option Shares which were subject to the Tendered Options that I tender hereby. All New Options will be subject to the terms of The Innovative Micro Technology, Inc. 2001 Stock Incentive Plan (the "Incentive Plan"), and to a new option agreement between IMT and me.

        Subject to, and effective upon, IMT's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, IMT all right, title and interest in and to the Tendered Options.

        I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by IMT, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will exercise and deliver any additional documents deemed by IMT to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

        The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. Schedule A to this Letter lists for each Tendered Option the total number of Option Shares subject to the Tendered Option, the grant date of the Tendered Option and the exercise price.

        I understand and acknowledge that:

(1)
I may tender any of my outstanding options granted under the Incentive Plan having an exercise price greater than $0.30, and that I am not required to tender any of my options in response to the Offer. However, I must tender all or none of the shares subject to an individual grant (no partial tender of options).

(2)
All Tendered Options properly tendered prior to 5:00 p.m., California time, on April 27, 2005, unless IMT has extended the Offer (the "Expiration Date"), and not properly withdrawn, will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 5 of the Offer to Exchange.

(3)
Upon IMT's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be cancelled. All New Options will be subject to the terms and conditions of the Incentive Plan and the terms of a new option agreement between IMT and me.

(4)
The New Options will not be granted until the first business day that is at least six months and one day after the date IMT accepts for exchange and cancels the Tendered Options, and will have an exercise price equal to the fair market value of one share of IMT's Common Stock on the grant date, as determined by the Board of Directors. Each new option will have a vesting period equal to the vesting period remaining on the corresponding surrendered option at the time of cancellation, plus twelve months. For example:

  •
  A Tendered Option that is fully vested on the date the Tendered Options are cancelled will be exchanged for a New Option that will first be exercisable twelve months after the date of grant of the New Options;

  •
  An Old Option that, on the date the Tendered Options are canceled, has six months remaining before vesting will be exchanged for a New Option that first becomes exercisable 18 months after the date of grant of the new options.

(5)
I must be a currently active employee of IMT from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and if for any reason I do not remain so employed, I will not receive any New Options or any other consideration for the Tendered Options.

(6)
In the event IMT is acquired from the date I tender the Tendered Options through the date the New Options are granted, I will hold neither my Tendered Options nor my New Options at that time, and therefore will not participate through them in any transaction affecting IMT's Common Stock during this period.

(7)
By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. IMT's acceptance for exchange of the Tendered Options will constitute a binding agreement between IMT and me upon the terms and subject to the conditions of the Offer.

(8)
Under certain circumstances set forth in the Offer to Exchange, IMT may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

(9)
All options that I choose not to tender for exchange or that are not accepted for exchange shall remain outstanding and retain their current exercise price and vesting schedule.

(10)
IMT has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

(11)
I have received the Offer and agree to all of the terms and conditions of the Offer.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

        The Offer is not being made to (nor will tenders of Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of the jurisdiction.

        You must complete and sign the following exactly as your name appears on the agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER
X	(Signature of Holder or Authorized Signatory—See Instructions 1 and 3)
Date:	, 2005
Print Name:
Capacity:
Address:

Telephone No. (with area code):
Tax ID/Social Security No.:
Email Address:

INSTRUCTIONS

Forming part of the terms and conditions of the offer

        1.     Delivery of Letter of Transmittal and Other Required Documents. A properly completed and duly executed original of this Letter (or a facsimile thereof) including a completed and executed Schedule A, and any other documents required by this Letter, must be received by IMT at its address set forth on the front cover of this Letter on or before the Expiration Date. You must return these documents whether or not you have elected to tender any options, but failure to return the documents will be deemed to be an election NOT to tender options. In addition, if your letter of transmittal and related documents does not indicate an election with respect to any particular option grant, you will be deemed to have rejected the offer with respect to that option grant.

        The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Peter T. Altavilla, Corporate Secretary of IMT. You may hand deliver documents to Mr. Altavilla. If you elect to deliver your documents by mail, IMT recommends that you use certified mail with return receipt requested or a recognized overnight delivery service. If delivery is by facsimile, we also recommend that you send a copy of your letter of transmittal and any required documents by certified mail with return receipt requested. Email delivery will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Retain a copy of your letter of transmittal and any required documents for your own records.

        Elections with respect to tenders of options made pursuant to the Offer may be changed at any time prior to the Expiration Date. If the Offer is extended by IMT beyond that time, you may change your election with respect to the tender of your Tendered Options at any time until the extended expiration of the Offer. In addition, you may withdraw at any time after 5:00 p.m. California time on April 27, 2005 if we have not yet closed the Offer and cancelled your Tendered Options. To change your election with respect to the tender of Tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to IMT while you still have the right to change your election with respect to the tender of the Tendered Options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures for an original election to tender described above.

        IMT will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer.

        2.     Tenders. If you intend to tender options pursuant the Offer, you must complete and sign both this Letter and Schedule A to this Letter. You may tender options for all or none of the shares of our Common Stock subject to any full individual grants under the Incentive Plan.

        3.     Signatures on this Letter of Transmittal and Schedule A. If this Letter and Schedule A are signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

        If this Letter or Schedule A is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to IMT of the authority of such person so to act must be submitted with this Letter and Schedule A.

        4.     Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer or this Letter may be directed to Peter T. Altavilla,

Corporate Secretary, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at IMT's expense.

        5.     Irregularities. All questions as to the number of Option Shares subject to option to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender options will be determined by IMT in its sole discretion, which determinations shall be final and binding on all parties. IMT reserves the right to reject any or all tenders of options IMT determines not to be in proper form or the acceptance of which may, in the opinion of IMT's counsel, be unlawful. IMT also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and IMT's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects and irregularities in connection with tenders must be cured within such time, as IMT shall determine. Neither IMT nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        Important: whether or not you wish to accept the Offer, this letter (or a facsimile copy thereof) together with all other required documents must be received by Peter T. Altavilla at IMT, on or prior to the expiration date. You must deliver a properly executed paper copy or facsimile copy of the documents. Email delivery will not be accepted.

        6.     Important Tax Information. You should refer to Section 12 of the Offer to Exchange, which contains important tax information.

SCHEDULE A TO LETTER OF TRANSMITTAL

This form must be included with the signed letter of
transmittal in order for this to be
a properly executed document.
Please see the following page for directions.

STOCK OPTION GRANTS ELIGIBLE TO BE TENDERED BY THE UNDERSIGNED

Option Holder	Grant Date of Options	Exercise Price of Options	Total No. of Option Shares Subject to Options

        I understand and acknowledge that if I have not listed a particular option grant in the space provided above, I will be deemed to have rejected the Offer to exchange that particular option grant.

SIGNATURE OF OWNER
X	(Signature of Holder or Authorized Signatory—See Instructions 1 and 3)
Date:	, 2005
Print Name:
Capacity:
Address:

Telephone No. (with area code):
Tax ID/Social Security No.:
Email Address:

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SCHEDULE A TO LETTER OF TRANSMITTAL

        You must complete the top portion of the other side of this Schedule A by listing all your stock option grants that you wish to tender for exchange.

WHETHER YOU CHOOSE TO TENDER ANY OF YOUR STOCK OPTION GRANTS OR NOT, YOU MUST:

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  Sign and date this Schedule A.

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  Return this completed Schedule A form and the signed Letter of Transmittal. The letter of Transmittal and this Schedule A must be received by Peter T. Altavilla, Corporate Secretary, by 5:00 p.m., California time, on April 27, 2005.

FOR MORE INFORMATION, PLEASE READ THE ENCLOSED COVER LETTER AND THE OFFER TO EXCHANGE.

THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF TRANSMITTAL
IN ORDER FOR THIS TO BE A PROPERLY EXECUTED DOCUMENT.

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  Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL
INSTRUCTIONS
SCHEDULE A TO LETTER OF TRANSMITTAL